UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: January 20, 2009

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2009, the Board of Directors of AMR Corporation (the “Company”) adopted and approved amendments to the Company’s bylaws.  Sections 2, 3 and 4 of Article II were amended to clarify and enhance the existing advance notice and other provisions (including modifying deadlines for making proposals or nominations), consistent with their purpose of establishing an orderly and efficient process for stockholders seeking to take action, submit proposals or nominate directors, as well as to elicit information relevant to the Company’s and stockholders’ evaluation of any proposed action, proposal or nominations.  Amendments to Sections 1 through 6 of Article VII modified the indemnification and advance payment of expenses provisions of the bylaws, including the imposition of limitations on mandatory indemnification in certain circumstances as to certain persons.  Other technical changes to other bylaws provisions were adopted to be consistent with prevalent practices at other companies.

The description set forth above regarding the Company’s amended Bylaws is qualified in its entirety by reference to the full text of such amended Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.2	AMR Corporation Amended and Restated Bylaws (as amended and restated January 20, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  January 23, 2009

EXHIBIT INDEX

Exhibit       Description

3.2                  AMR Corporation Amended and Restated Bylaws (as amended and restated January 20, 2009)